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      THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO
                         RULE 901(d) OF REGULATION S-T
- - - - -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 14, 1995
                                -----------------
                                 Date of Report

                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)

              1-4448                                 36-0781620
     ------------------------             ---------------------------------
     (Commission file number)             (IRS Employer Identification No.)

    One Baxter Parkway, Deerfield, Illinois                     60015
    ----------------------------------------                  --------
    (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code:  (708)948-2000


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                               (Page 1 of 6 pages)


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Item 5.   Other Events.

     On February 13, 1995, the Registrant issued a press release, the text of which is attached hereto.

                                                                  CORPORATE NEWS

                                                       BAXTER INTERNATIONAL INC.
                                                              ONE BAXTER PARKWAY
                                                DEERFIELD, ILLINOIS 60015 U.S.A.

BAXTER

     FOR IMMEDIATE RELEASE

     News Media Contact:           Jill Carter, (708)948-4555
                                   Mary Thomas, (708)948-2815
     Investor Relations Contacts:  Jessica Fisher, (708)948-4639
                                   Neville Jeharajah, (708)948-2875

                            BAXTER DIRECTORS APPROVE
                       $500 MILLION STOCK BUYBACK PROGRAM

                               ******************

                   DIVIDEND DECLARED; DR. TROUT NAMED TO BOARD


     DEERFIELD, Ill., February 13, 1995--Baxter International announced today that its board of directors has approved a $500 million stock buyback program. Subject to market conditions, Baxter expects that the shares will be purchased within a two-year period. Baxter currently has approximately 282 million shares outstanding.

     "This action is an important part of our ongoing commitment to create consistently higher shareholder return," said Vernon R. Loucks Jr., Baxter's chairman and chief executive officer. "We view our stock as an excellent investment. This repurchase plan reflects our confidence in the long-term outlook for our business."

                                    - more -


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BAXTER--PAGE 2

     "We believe our strong cash flow and earnings performance in 1994 set a strong foundation for continued shareholder return. In the years ahead, we expect to generate significant operational cash flow and high single-digit growth in net income, " stressed Harry Kraemer, Jr., Baxter's chief financial officer. "This level of cash flow will enable us to invest significantly in our high-growth medical-specialties businesses and expand aggressively overseas," Kraemer stated.

     The company also noted that it intends to repurchase its stock pursuant to this plan while growing net income in the high-single digits and maintaining its net debt-to-capital ratio in the 35 to 40 percent range.

     Additionally, the board today declared a regular quarterly dividend of
26.25 cents per share on Baxter common stock. The dividend is payable April 3 to stockholders of record on March 15. The dividend declaration represents a continuation of the current rate.

     Baxter's directors also appointed Monroe E. Trout, M.D., to the board, increasing its size to 15 members. Trout's initial term as a director will expire at the company's 1995 annual meeting. He has been nominated by the board for reelection by stockholders at that meeting.

     Trout, 63, is chairman emeritus of American Healthcare Systems (AmHS), a network of integrated health-care systems representing more than 900 not-for-profit health-care facilities. He is a director of Cytyc Corporation, SAIC, Gensia Inc., BioTransplant, Inc., Criticare Systems, Inc., and the West Company, Inc.

                                    - more -

BAXTER - PAGE 3

     Through its subsidiaries, Baxter is the leading manufacturer and marketer of health-care products and services to health-care providers in nearly 100 countries. The company concentrates research-and development programs in biotechnology, cardiovascular medicine, renal therapy and other related medical fields. The company's 1994 sales totaled $9.3 billion.

                                       # #


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        BAXTER INTERNATIONAL INC.
                                        ----------------------------------
                                              (Registrant)

                                        By:  /s/ A. Gerard Sieck
                                            -------------------------------
                                              A. Gerard Sieck
                                              Secretary


Date:  February 14, 1995